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                                                                   EXHIBIT 10(e)

                           REGENT COMMUNICATIONS, INC.

                           DEFERRED COMPENSATION PLAN

                        (EFFECTIVE AS OF OCTOBER 1, 2002)

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                           REGENT COMMUNICATIONS, INC.
                           DEFERRED COMPENSATION PLAN


                                  INTRODUCTION

         Regent Communications, Inc. recognizes the unique qualifications of its (and its Affiliates') executives and the valuable services they provide and desires to establish a plan to provide an incentive for executives to defer compensation. This Plan is intended to be an unfunded arrangement maintained by Regent Communications, Inc. established for the purpose of providing deferred compensation primarily for a select group of management or highly compensated employees as described in sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

         Regent Communications, Inc., on behalf of itself and its Affiliates, hereby adopts the Regent Communications, Inc. Deferred Compensation Plan effective October 1, 2002 as hereinafter provided. The rights of any person whose status as an employee of the Company has terminated shall be determined pursuant to the Plan as in effect on the date such employee terminates, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.

                                   ARTICLE I
                                  DEFINITIONS

1.1 "ACCRUED BENEFIT" means the total of the Participant's Deferred Compensation Account and Matching Contribution Account.

1.2 "AFFILIATE" means each of the following for such period of time as is applicable under section 414 of the Code:

         (a) a corporation which, together with the Company, is a member of a controlled group of corporations within the meaning of section 414(b) of the Code (as modified by section 415(h) thereof for the purposes of Article 5) and the applicable regulations thereunder;

         (b) a trade or business (whether or not incorporated) with which the Company is under common control within the meaning of section 414(c) of the Code (as modified by section 415(h) thereof for the purposes of Article 5) and the applicable regulations thereunder;

         (c) an organization which, together with the Company, is a member of an affiliated service group (as defined in section 414(m) of the Code); and

         (d) any other entity required to be aggregated with the Company under section 414(o) of the Code.

1.3 "BENEFICIARY" means the person or entity who is entitled to receive the distribution, if any, payable under the Plan upon a Participant's death. Each Participant may designate a Beneficiary in a writing filed with the Company on a form satisfactory to the Committee. Any designation of a

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Beneficiary filed for purposes of the Plan may be revoked at any time and another designation may be made by the Participant without the consent of any person. If there is no properly designated beneficiary, then any death benefit shall be payable to the Participant's estate.

1.4 "BOARD" means the Board of Directors of Regent Communications, Inc., as constituted from time to time. Such Board of Directors may authorize any committee of the Board or any other person or committee to act on its behalf with respect to matters described in the Plan that require Board action.

1.5 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and regulations relating thereto.

1.6 "COMMITTEE" means the committee appointed by the Board to administer the Plan pursuant to Article VIII herein.

1.7 "COMPANY" means Regent Communications, Inc., a Delaware corporation, or any successor thereto, including any successor to substantially all of its assets that adopts and assumes the Plan at the time of transfer. The term "Company" shall include any Affiliate, or any successor or assign of any of them. With respect to particular Covered Employees and Participants, the term "Company" means the corporation or entity by which they are or were employed.

1.8 "COMPENSATION" means, with respect to a Plan Year, the total amount of base salary, wages and cash bonuses paid by the Company to a Covered Employee or which would otherwise be paid but for a deferral election under this Plan, under the Retirement Plan, or under a plan subject to section 125 of the Code.

1.9 "COVERED EMPLOYEE" means any executive officer or other employee of the Company designated by the Board to be eligible to become a Participant in the Plan and also means a former Covered Employee who has an Accrued Benefit under the Plan.

1.10 "DEFERRED COMPENSATION ACCOUNT" means the account to be established by the Company as a book reserve on behalf of each Participant to reflect the amounts deferred by a Participant under Article II, as adjusted by earnings (or losses) under Article IV.

1.11 "DEFERRED COMPENSATION AGREEMENT" means the form described in Article II of the Plan.

1.12 "DISABILITY" means, with respect to a Participant, an injury or disease which was not intentionally self-inflicted and which the Administrator has determined, on the basis of such evidence as it determines to be satisfactory, permanently prevents such Participant from performing his regular duties with the Company.

1.13 "EFFECTIVE DATE" means October 1, 2002.

1.14 "EMPLOYMENT COMMENCEMENT DATE" means, with respect to an individual, the date on which he first performs an hour of service with the Company.

1.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.



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1.16 "INVESTMENT FUNDS" mean such investment funds that the Committee may, in its discretion, make available in determining the earnings (or losses) on a Participant's Accrued Benefit under Article IV.

1.17 "MATCHING CONTRIBUTION ACCOUNT" means the account to be established by the Company as a book reserve on behalf of each Participant to reflect the matching contributions by the Company on behalf of the Participant under Article III, as adjusted by earnings (or losses) under Article IV. The Committee may determine that the segregated accounting for matching contributions is not necessary, in which event, all matching contributions will be accounted for as part of the Participant's Deferred Compensation Account and all references herein to a Matching Contribution Account will be deemed to be a reference to the Participant's Deferred Compensation Account.

1.18 "PARTICIPANT" means a Covered Employee entitled to any Accrued Benefit under the Plan.

1.19 "PLAN" means the Regent Communications, Inc. Deferred Compensation Plan as set forth in this document, and as may be amended hereafter.

1.20 "PLAN YEAR" means initially the period beginning on the Effective Date and ending on December 31, 2002, and thereafter means the calendar year.

1.21 "RETIREMENT PLAN" means the Regent Communications, Inc. 401(k) Profit Sharing Plan as in effect on the Effective Date and as subsequently amended, or any successor or replacement plan for such Retirement Plan.

1.22 "SERVICE" means each period beginning on the individual's Employment Commencement Date and ending with his termination of employment (whether or not continuous).

1.23 "TRUST" means the trust established by the Regent Communications, Inc. Rabbi Trust Agreement between the Company and Circle Trust Company, or any successor thereto under the terms of such Trust Agreement.

1.24 "VESTING YEARS" means each 12 month period of Service. Nonsuccessive periods of Service shall be aggregated, and less than whole year periods of Service (whether or not consecutive) shall be aggregated on the basis that 12 months of Service (30 days are deemed to be a month in the case of aggregation of fractional months) equal a whole Vesting Year.

                                   ARTICLE II
                               DEFERRAL ELECTIONS

2.1 GENERAL. For each Plan Year, a Participant may elect to have a portion of his Compensation (expressed as a specified dollar amount or a whole percentage of his Compensation) deferred and credited to his Deferred Compensation Account by entering into a Deferred Compensation Agreement in the manner provided in
Section 2.2.

         A Participant who elects to have a portion of his Compensation deferred and credited to his Deferred Compensation Account shall be required, as a condition to participation in the Plan during


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such Plan Year, to elect to make the maximum before-tax contributions to the
Retirement Plan permitted under the terms of the Retirement Plan and the Code.

2.2 DEFERRED COMPENSATION AGREEMENT. A Covered Employee desiring to exercise an election under Section 2.1 shall file with the Company a Deferred Compensation Agreement in such form as the Committee may prescribe. Such election may not be changed during the Plan Year; provided however, at any time during the Plan Year such Covered Employee may discontinue deferrals by revoking his election for the remainder of the Plan Year. A Deferred Compensation Agreement shall be authorization to the Company to defer a portion of the Covered Employee's Compensation and shall provide that his Compensation be reduced by equal amounts for each payroll period during the Plan Year or in such other manner as permitted by the Committee.

2.3 TIME OF ELECTION. A Covered Employee's Deferred Compensation Agreement must be delivered to the Employer prior to the beginning of each Plan Year by such date as the Committee shall specify. Notwithstanding the foregoing, for the 2002 Plan Year only, a Covered Employee may deliver his Deferred Compensation Agreement to the Company at any time before October 1, 2002, to be effective only with respect to Compensation earned on or after October 1, 2002.

         An employee of the Company who becomes a Covered Employee during a Plan Year and who wishes to enter into a Deferred Compensation Agreement must deliver the Deferred Compensation Agreement to the Company within the 30-day period following the day he becomes a Covered Employee, but only with respect to Compensation earned after the date such Deferred Compensation Agreement is delivered to the Company.

2.4 BONUS ELECTIONS. Notwithstanding the provisions of Sections 2.2 and 2.3, a Covered Employee desiring to exercise an election with respect to any regular or annual bonus which is part of his Compensation earned in any Plan Year must complete and deliver a Deferred Compensation Agreement to the Committee prior to the first day of the Plan Year with respect to which the bonus is earned.

         Notwithstanding the foregoing, for bonuses earned in the 2002 Plan Year, a Covered Employee may complete and deliver a Deferred Compensation Agreement to the Committee prior to October 1, 2002.

2.5 COMMENCEMENT OF DEFERRALS. A Deferred Compensation Agreement shall be effective for the entire Plan Year to which it relates, but only with respect to Compensation of the Covered Employee earned for services rendered after the election is made in accordance with Sections 2.2 through 2.4.

2.6 CONTRIBUTION TO TRUST. Assets equal in value to the Compensation otherwise payable to the Covered Employee during the Plan Year, but deferred in accordance with Section 2.2, may be paid to the Trust no later than 60 days after the end of the Plan Year to which the deferral relates.



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                                  ARTICLE III
                         COMPANY MATCHING CONTRIBUTIONS

3.1 GENERAL. For each Plan Year that a Covered Employee elects to have a portion of his Compensation deferred under Article II, the Company shall credit a matching contribution to the Covered Employee's Matching Contribution Account in the amount provided in Section 3.2.

3.2 MATCHING CONTRIBUTION RATE. The matching contribution shall be calculated by reference to the Covered Employee's Compensation deferrals for the Plan Year pursuant to Article II in such percentage of such portion of the Covered Employee's deferrals as may be properly determined by the Board for the Plan Year and applied uniformly to such Covered Employees, with such determination occurring no later than 60 days after the end of the Plan Year for which the deferrals were made. For the Plan Year beginning on October 1, 2002 and ending on December 31, 2002, if no action of the Board is taken with respect to determining a different rate of matching contribution, the matching contribution shall be 100% of the Covered Employee's first 4% of deferrals to the Plan for such short Plan Year.

                                   ARTICLE IV
                           EARNINGS ON ACCRUED BENEFIT

4.1 GENERAL. The Accrued Benefit of each Participant shall be credited with an additional amount of hypothetical earnings (or losses) determined under this
Article IV.

4.2 INVESTMENT ELECTIONS. Each Participant shall elect the manner in which his Accrued Benefit, other than his Matching Contribution Account, is to be credited with earnings (and losses) by designating how the Accrued Benefit (other than Matching Contribution Account) is to be invested on a hypothetical basis from among the Investment Funds. Such an election shall be made in writing, on a form provided by the Committee, and delivered to the Company prior to the beginning of each Plan Year by such date as the Committee shall determine. An investment election shall be effective for the entire Plan Year to which it relates unless modified by the Participant during the Plan Year at such times as permitted by the Committee.

         If a Participant fails to make and deliver an election for the following Plan Year by the date as determined by the Committee, then his Accrued Benefit (other than Matching Contribution Account) shall continue to be invested in the manner provided under the investment election most recently in effect.

         The Company shall elect the manner in which Matching Contribution Accounts shall be credited with earnings (and losses) by designating how the Matching Contribution Accounts are to be invested on a hypothetical basis from among the Investment Funds. Absent any action by the Board, Matching Contribution Accounts shall be treated as invested in shares of common stock of Regent Communications, Inc.



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4.3 TRUST INVESTMENTS. Nothing contained herein shall be deemed to allow any
Participant to direct how the assets of the Trust are invested. Such investments are governed by the terms of the Trust.

                                   ARTICLE V
                           VESTING OF ACCRUED BENEFIT

5.1 DEFERRED COMPENSATION ACCOUNT. A Participant's rights to his Deferred Compensation Account shall be nonforfeitable at all times.

5.2 MATCHING CONTRIBUTION ACCOUNT. A Participant shall have a nonforfeitable right to his Matching Contribution Account upon attainment of age 65, death, or termination of employment with the Company due to Disability. Subject to Section 7.2, prior to termination of employment with the Company, a Participant shall have a nonforfeitable right to his Matching Contribution Account on the basis of the number of Vesting Years with which he is credited, pursuant to the following schedule:

                                                                Nonforfeitable
                  Vesting Years                                   Percentage
                  -------------                                ---------------
                  Less than 1                                             0%
                  1                                                    33.3%
                  2                                                    66.6%
                  3 or more                                             100%


5.3 FORFEITURES. Forfeitures shall be applied to the reduction of the Employer's future contributions to the Plan.

                                   ARTICLE VI
                          DISTRIBUTION OF PLAN BENEFITS

6.1 DISTRIBUTABLE EVENTS. A Participant's Accrued Benefit shall become distributable upon the Participant's separation from service with the Company due to his retirement, death, Disability or other termination of employment.

6.2 COMMENCEMENT OF PAYMENT. Upon a separation from service described in Section 6.1, the Accrued Benefit of a Covered Employee shall be determined as of the last day of the calendar quarter in which the separation from service occurs and shall commence to be paid no later than the end of the next calendar quarter.

6.3 FORM OF PAYMENT. Upon a separation from service described in Section 6.1, a Participant's Accrued Benefit shall be paid in cash in a single lump sum.

6.4 DEATH OF PARTICIPANT. Upon the death of a Participant, his Accrued Benefit shall be payable to the Participant's Beneficiary in cash in a single lump sum.


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                                  ARTICLE VII
                                CHANGE OF CONTROL

7.1 DEFINITION OF CHANGE OF CONTROL. For purposes of this Plan, Change of Control shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Regent Communications, Inc.'s then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Regent Communications, Inc. of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Regent Communications, Inc. immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Regent Communications, Inc.'s then outstanding securities, or a liquidation or dissolution of Regent Communications, Inc. or of the sale of all or substantially all of Regent Communications, Inc.'s assets.

7.2 VESTING UPON A CHANGE OF CONTROL. Notwithstanding the provisions of Section 5.2, upon a Change of Control a Participant shall have a nonforfeitable right to his Matching Contribution Account.

7.3 PAYMENT OF BENEFITS UPON A CHANGE OF CONTROL. Notwithstanding the provisions of Section 6.2, upon a Change of Control, the Participant's Accrued Benefit shall be determined as of the last day of the calendar quarter in which the Change of Control occurs and shall be paid no later than the end of the next calendar quarter.

                                  ARTICLE VIII
                                 ADMINISTRATION

8.1 THE COMMITTEE. The Plan shall be administered by the Committee appointed by the Board which shall serve at the discretion of the Board.

8.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend or waive rules and regulations for its administration.

8.3 DELEGATION OF CERTAIN RESPONSIBILITIES. The Committee may, in its sole discretion, delegate to an officer or officers of the Company the administration of the Plan under this Article VIII; provided however, that no such delegation by the Committee shall be made with respect to the administration of the Plan as it affects such officer or officers and provided further that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan.

8.4 PROCEDURES OF THE COMMITTEE. All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a



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quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets for the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.

8.5 INDEMNIFICATION. The Company hereby agrees to indemnify the Committee and each if its members and the Board and each of its members and to hold them harmless against all liability, joint and several, for their acts, omissions and conduct and for the acts, omissions and conduct of their duly appointed agents made in good faith pursuant to the provisions of the Plan, including any out-of-pocket expenses reasonably incurred in the defense of any claim relating thereto; provided, however, that no indemnitee shall voluntarily assume or admit any such liability, nor, except at its or his own cost, shall any of the foregoing make any payment, assume any obligations or incur any expense in respect thereof without the consent of the Board. The Company may purchase, at its own expense, liability insurance to protect the Company and the persons indemnified hereunder from liability incurred in the good faith administration of this Plan.

                                   ARTICLE IX
                                CLAIMS PROCEDURE

9.1 GENERAL. A Participant who believes that his Accrued Benefit has not paid in full ("claimant") shall file such objection on the form prescribed for such purpose with the Committee.

9.2 DENIALS. The Committee shall review such filing and provide a notice of the decision regarding such filing to the claimant within a reasonable period of time after receipt of the notice by the Committee.

9.3 NOTICE. Any claimant whose objection to a payment of his Accrued Benefit is denied shall be furnished written notice setting forth:

         (a) the specific reason or reasons for the denial;

         (b) specific reference to the pertinent provision of the Plan upon which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the objection; and

         (d) an explanation of the claims review procedure under the Plan.

9.4 APPEALS PROCEDURE. In order that a claimant may appeal a denial of his objection to the amount of his Accrued Benefit, the claimant or the claimant's duly authorized representative may:

         (a) request a review by written application to the Committee, or its designate, no later than sixty (60) days after receipt by the claimant of written notification of denial of his objection;

         (b) review pertinent documents; and



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         (c) submit issues and comments in writing.

9.5 REVIEW. A decision on review of a denied objection shall be made not later than thirty (30) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than sixty (60) days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.

                                   ARTICLE X
                            AMENDMENT OR TERMINATION

10.1 AMENDMENT OR TERMINATION. The Plan may be amended in whole or in part from time to time, or terminated, by action of the Board. Such termination and any such amendment shall be binding on the Company and each Participant. Notice of such amendment or termination shall be given in writing to each Participant.

10.2 EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan shall directly or indirectly (1) reduce the value of a Participant's Accrued Benefit, or (2) change the form or timing of the payment of a Participant's Accrued Benefit with respect to contributions made prior to the date of the amendment or termination.

                                   ARTICLE XI
                               GENERAL PROVISIONS

11.1 NO FUNDING OR INTEREST IN ASSETS. The Plan shall at all times be entirely unfunded and, except for the provisions relating to the transfer of assets to the Trust, no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant shall acquire any property interest in the assets of the Company or of the Trust, their rights being limited to receiving from the Company deferred payments as set forth in this Plan and these rights are conditioned upon continued compliance with the terms and conditions of this Plan.

         To the extent that any Participant acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Consistent with the foregoing, the Company has established the Trust and the obligations of the Company under the Plan shall be reduced to reflect the value of any payment of benefits from the Trust.

11.2 ASSIGNMENT OR ALIENATION. Except as required by law, no right of a Participant to receive payments under this Plan shall be subject to transfer, anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law and any attempt, voluntary or involuntary, to effect any such action shall be null and void and of no effect.



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11.3 EFFECT ON RETIREMENT PLAN. Any benefit under the Retirement Plan shall be paid solely in accordance with the terms and conditions of the Retirement Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Retirement Plan.

11.4 NO GUARANTY OF BENEFITS. Nothing contained in the Plan shall constitute a guaranty by any person that the assets of an Company or the Trust will be sufficient to pay any benefit hereunder.

11.5 NO ENLARGEMENT OF RIGHTS. No Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Covered Employee the right to be retained in the service of the Company.

11.6 CONSTRUCTION. This Plan shall be construed under the laws of the State of Delaware. Article and Section headings are for convenience only and shall not be considered as part of the terms and provisions of the Plan. Words in the masculine gender shall include the feminine, and the singular shall include the plural, and vice versa, unless qualified by the context.

11.7 WITHHOLDING OF TAXES. The Company shall withhold from any amounts payable under the Plan, all federal, state, and local taxes that the Company determines is legally required.

11.8 BINDING ON SUCCESSORS, PURCHASERS, TRANSFEREES AND ASSIGNEES. The Plan shall be binding upon any successor or successors of the Company whether by merger, consolidation, or otherwise.

         IN WITNESS WHEREOF, Regent Communications, Inc., on behalf of itself and its Affiliates, has caused this Plan to be adopted and executed by its duly authorized officer as of this 25th day of July 2002.

                                           REGENT COMMUNICATIONS, INC.


                                           By:    /s/ Terry S. Jacobs

                                           Title: Chief Executive Officer
                                                  and Chairman of the Board



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